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Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-66843) and the related Prospectus and in the Registration Statement on Form S-8 (No. 333-66923) pertaining to the 1995 Stock Option Plan, as amended, of DepoMed, Inc. of our report dated February 25, 2000, with respect to the financial statements of DepoMed, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1999.

                                                     /s/ ERNST & YOUNG LLP


Palo Alto, California
March 29, 2000